UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2009

Lapolla Industries, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-31354	13-3545304
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Intercontinental Business Park
15402 Vantage Parkway East, Suite 322, Houston, Texas  77032
(Address of Principal Executive Offices and Zip Code)

(281) 219-4700
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LAPOLLA INDUSTRIES, INC.
FORM 8-K
MAY 18, 2009

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SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Material Compensatory Plan for Principal Executive Officer

On May 18, 2009, the Company entered into a new Executive Employment Agreement (“Executive Agreement”) and Stock Option Agreement (“Option Agreement”) with its CGO, EVP and Secretary, Michael T. Adams, both of which are summarized below. The full text of each respective agreement is attached as an exhibit, and the following summaries are qualified in their entirety by reference to each such exhibit.

(i)      Executive Employment Agreement.  The Executive Agreement commenced on May 18, 2009 and ends December 31, 2011 (“Term”). Mr. Adams’ base salary is $175,000 per year.  He is entitled, upon consummation of a change in control, to a transaction bonus of 1.5% of the transaction value. If Mr. Adams’ employment is terminated by the Company without cause during the Term, he is entitled to: (a) severance equal to six (6) months annual base salary, (b) the product of any Awards which Mr. Adams can show that he reasonably would have received had he remained in such executive capacity with the Company through the end of the period covered by the Award, or six (6) months after the Date of Termination, whichever period is greater, multiplied by a fraction, the numerator of which is the number of days during the Award Period up to the Date of Termination occurs through the Date of Termination and the denominator of which is the total number of days in the Award Period, but only to the extent not previously vested, exercised and/or paid, and (c) for six (6) months following the Date of Termination, Company shall continue to provide medical and dental benefits only to Mr. Adams on the same basis as such benefits are provided during such period to the senior executive officers of Company. If Mr. Adams’ employment is terminated following a change in control, he is entitled to: (a) an amount equal to the annual base salary which would otherwise be payable over the remaining term of his Executive Agreement; and any outstanding Awards (including substituted shares of the acquiring or surviving Company in the case of a merger or acquisition) held by him or other benefits under any Company plan or program, which have not vested in accordance with their terms will become fully vested and exercisable at the time of such termination.

(ii)      Stock Option Agreement.  The Option Agreement commenced on May 18, 2009 (“Grant Date”) and ends December 31, 2015. Mr. Adams was granted 300,000 stock options (“Options”) under the Company’s Equity Incentive Plan, as amended, for the purchase of common stock, at an exercise price of $.35 per share (equal to 100% of closing price of Company’s common stock as traded on the NASDAQ OTCBB on the Grant Date) which vests only upon a change in control. The Options granted automatically vest thirty (30) days prior to consummation of a Change in Control.  The determination of whether or not a Change in Control will take place will be made by the full Board of Directors.  Once vested, the Options are immediately exercisable.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits

(d)      Exhibits

See Index of Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 20, 2009	LAPOLLA INDUSTRIES, INC.

By: /s/ Douglas J. Kramer, CEO
Douglas J. Kramer
President and CEO

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INDEX OF EXHIBITS

Exhibit Number	Description

10.1	Executive Employment Agreement dated May 18, 2009 between the Company and Michael T. Adams.
10.2	Option Agreement dated May 18, 2009 between the Company and Michael T. Adams.

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